Exhibit 21

ENTITY	DOMESTIC	ENTITY TYPE
Arizona Diagnostic & Surgical Center, Inc.	Delaware	Corporation
Aurora IASIS Health Partners LLC	Delaware	Limited Liability Company
Beaumont Hospital Holdings, Inc.	Delaware	Corporation
Biltmore Surgery Center Holdings, Inc.	Delaware	Corporation
Biltmore Surgery Center, Inc.	Arizona	Corporation
Brim Healthcare of Colorado, LLC	Colorado	Limited Liability Company
Brim Healthcare of Texas, LLC	Delaware	Limited Liability Company
Brim Holding Company, Inc.	Delaware	Corporation
Brim Physicians Group of Colorado, LLC	Colorado	Limited Liability Company
Choice Care Clinic I, Inc.	Texas	Corporation (Texas 5.01(a) entity)
Choice Care Clinic II, Inc.	Texas	Corporation (Texas 5.01(a) entity)
Choice Care Clinic III, Inc.	Texas	Corporation (Texas 5.01(a) entity)
Choice Care Clinic of Louisiana, Inc.	Delaware	Corporation
Choice Care Clinic of Utah, Inc.	Delaware	Corporation
Davis Hospital & Medical Center, LP	Delaware	Limited Partnership
Davis Hospital Holdings, Inc.	Delaware	Corporation
Davis Surgical Center Holdings, Inc.	Delaware	Corporation
Downtown Houston Physician Hospital Organization	Texas	Corporation (Non-Profit)
Glenwood Specialty Imaging, LLC	Delaware	Limited Liability Company
Harpeth Insurance Limited	Bermuda
HC Essential Co.	Texas	Corporation
Health Choice Arizona, Inc.	Delaware	Corporation
Health Choice Florida, Inc.	Florida	Corporation
Health Choice Insurance Co.	Arizona	Corporation
Health Choice Integrated Care, LLC	Arizona	Limited Liability Company
Health Choice Louisiana Accountable Care LLC	Delaware	Limited Liability Company
Health Choice Louisiana, Inc.	Louisiana	Corporation
Health Choice Managed Care Solutions LLC	Delaware	Limited Liability Company
Health Choice Management Co.	Delaware	Corporation
Health Choice Northern Arizona LLC	Delaware	Limited Liability Company
Health Choice Preferred Accountable Care LLC	Delaware	Limited Liability Company
Health Choice Preferred Arizona ACO LLC	Delaware	Limited Liability Company
Health Choice Preferred Arizona Physician Association LLC	Delaware	Limited Liability Company
Health Choice Preferred Louisiana ACO LLC	Delaware	Limited Liability Company
Health Choice Preferred Louisiana Physician Association LLC	Delaware	Limited Liability Company
Health Choice Preferred Texas ACO – Alamo Region LLC	Delaware	Limited Liability Company
Health Choice Preferred Texas ACO – Gulf Coast Region LLC	Delaware	Limited Liability Company
Health Choice Preferred Texas Physician Association – Alamo Region LLC	Delaware	Limited Liability Company
Health Choice Preferred Texas Physician Association – Gulf Coast Region LLC	Delaware	Limited Liability Company
Health Choice Preferred Utah ACO LLC	Delaware	Limited Liability Company
Health Choice Preferred Utah Physician Association LLC	Delaware	Limited Liability Company
Health Choice Utah Accountable Care LLC	Delaware	Limited Liability Company
Health Choice Utah, Inc.	Utah	Corporation
HealthUtah Holdco LLC	Utah	Limited Liability Company
HealthUtah Management Company LLC	Utah	Corporation
Heart and Lung Institute of Utah, Inc.	Utah	Corporation
Heritage Technologies, LLC	Arizona	Limited Liability Company
IASIS Capital Corporation	Delaware	Corporation
IASIS Finance II LLC	Delaware	Limited Liability Company
IASIS Finance III LLC	Delaware	Limited Liability Company
IASIS Finance Texas Holdings, LLC	Delaware	Limited Liability Company
IASIS Finance, Inc.	Delaware	Corporation
IASIS Glenwood Regional Medical Center, LP	Delaware	Limited Partnership
IASIS Healthcare Foundation	Tennessee	501(c)(3)

ENTITY	DOMESTIC	ENTITY TYPE
IASIS Healthcare Holdings, Inc.	Delaware	Corporation
IASIS Hospital Nurse Staffing Company	Delaware	Corporation
IASIS Management Company	Delaware	Corporation
IASIS Transco, Inc.	Delaware	Corporation
Indigent Care Services of Northeast Louisiana, Inc.	Delaware	Corporation
Jordan Valley Hospital Holdings, Inc.	Delaware	Corporation
Jordan Valley Medical Center, LP	Delaware	Limited Partnership
Mesa General Hospital, LP	Delaware	Limited Partnership
Mountain Point Holdings, LLC	Delaware	Limited Liability Company
Mountain Vista Medical Center, LP	Delaware	Limited Partnership
MT Transition LP f/k/a Memorial Hospital of Tampa, LP	Delaware	Limited Partnership
NLV Healthcare Development, LP	Delaware	Limited Partnership
Odessa Fertility Lab, Inc.	Delaware	Corporation
Odessa Regional Hospital, LP	Delaware	Limited Partnership
Permian Basin Clinical Services, Inc.	Texas	Corporation (Texas 5.01(a) entity)
Permian Premier Accountable Care LLC	Delaware	Limited Liability Company
Permian Premier Health Services, Inc.	Texas	Corporation (Texas 5.01(a) entity)
Physician Group of Arizona, Inc.	Delaware	Corporation
Physician Group of Arkansas, Inc.	Delaware	Corporation
Physician Group of Florida, Inc.	Delaware	Corporation
Physician Group of Louisiana, Inc.	Delaware	Corporation
Physician Group of Utah, Inc.	Delaware	Corporation
Podiatric Physicians Management Company of Arizona, Inc.	Arizona	Corporation
Podiatric Physicians of Arizona, Inc.	Arizona	Corporation
PP Transition LP f/k/a Palms of Pasadena Hospital, LP	Delaware	Limited Partnership
PP Transition, Inc. f/k/a Palms of Pasadena Homecare, Inc.	Delaware	Corporation
Riverwoods ASC Holdco LLC	Delaware	Limited Liability Company
Riverwoods Surgery Center LLC	Delaware	Limited Liability Company
Rocky Mountain Women’s Health Center, Inc.	Utah	Corporation
Salt Lake Regional Medical Center, LP	Delaware	Limited Partnership
Salt Lake Regional Physicians, Inc.	Delaware	Corporation
Seaboard Development LLC	Utah	Limited Liability Company
Seaboard Development Port Arthur LLC	Delaware	Limited Liability Company
SJ Medical Center, LLC	Texas	Limited Liability Company
SJMC Physician Services	Texas	Corporation
Southeast Texas Health Services, Inc.	Texas	Corporation (Texas 5.01(a) entity)
Southridge Plaza Holdings, Inc.	Delaware	Corporation
Southwest Accountable Care LLC	Delaware	Limited Liability Company
Southwest General Hospital, LP	Delaware	Limited Partnership
St. Luke’s Behavioral Hospital, LP	Delaware	Limited Partnership
St. Luke’s Medical Center, LP	Delaware	Limited Partnership
Texarkana Accountable Care LLC	Delaware	Limited Liability Company
Texarkana Regional Healthcare Network	Texas	Corporation (Texas 5.01(a) entity)
The Medical Center of Southeast Texas, LP	Delaware	Limited Partnership
TNC Transition LP f/k/a Town & Country Hospital, LP	Delaware	Limited Partnership
Utah Transcription Services, Inc.	Delaware	Corporation